Exhibit 1.1

FORTUNE VALLEY TREASURES, INC.

UNDERWRITING AGREEMENT

[ ● ], 2022

Joseph Stone Capital, LLC

200 Old Country Road, Suite 610

Mineola, NY 11501

Ladies and Gentlemen:

The undersigned, Fortune Valley Treasures, Inc., a Nevada corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with Joseph Stone Capital, LLC (the “Underwriter”) to issue and sell to the Underwriter an aggregate of [ ● ] shares of common stocks, par value $0.001 per share, of the Company (the “Shares”). The offering and sale of securities contemplated by this Agreement is referred to herein as the “Offering.”

1. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of [ ● ] Shares (the “Firm Shares”) at a purchase price (net of underwriting discounts of seven percent (7.0%) of the public offering price) of $[ ● ] per Share. The Underwriter agrees to purchase from the Company the Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the third (3rd) Business Day following the effective date of the Registration Statement as defined in Section 2(a)(i)(1) (“Effective Date”) or at such time as shall be agreed upon by the Underwriter and the Company, at the offices of VCL Law LLP (the “Underwriter’s Counsel”) or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery of and payment for the Firm Shares is the “Closing Date.” The closing of the payment of the purchase price for, and delivery of the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriter of the Firm Shares through the full fast transfer facilities of the Depository Trust Company (the “DTC”). The Firm Shares shall be registered in such names and in such denominations as the Underwriter may request in writing at least two (2) Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriter for all the Firm Shares.

(c) Additional Shares. The Company hereby grants to the Underwriter an option (the “Over-allotment Option”) to purchase up to an additional [ ● ] Shares, representing a maximum of 15% of the Firm Shares (the “Additional Shares”), in each case only for the purpose of covering over-allotments of such securities, if any.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within 45 days after the Effective Date. The purchase price to be paid per Additional Shares shall be equal to the price per Firm Share in Section 1(a). The Underwriter shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two (2) full business days prior to the exercise to the Company from the Underwriter setting forth the aggregate number of Additional Shares to be purchased by the Underwriter and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of such written notice to purchase Additional Shares is given or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Underwriter’s Counsel at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Additional Shares specified in such notice and (ii) the Underwriter shall purchase from the Company that portion of the total number of Additional Shares then being purchased with the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustment as the Underwriter, in their sole discretion, shall determine.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriter of the Additional Shares through the facilities of DTC. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriter for the Additional Shares. The Option Closing Date may be simultaneous with or later than, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Escrow Agreement. Concurrently with the execution and delivery of this Agreement, the Company, the Underwriter and [  ], as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which $300,000 in proceeds from the Offering shall be deposited by the Company at Closing in an escrow account (the “Escrow Account”) for a period of eighteen (18) months following the Closing Date. All remaining funds in the Escrow Account that are not subject to an indemnification claim as of the date that is 18 months following the Closing Date will be returned to the Company in accordance with the terms of the Escrow Agreement. The Company shall pay the reasonable fees and expenses of the Escrow Agent.

The Firm Shares and the Additional Shares are hereinafter referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a) Filing of Registration Statement.

(i)	Pursuant to the Act.

(1)	The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-261705), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”

(2)	The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter referred to as the “Prospectus.”

(3)	The Registration Statement has been declared effective by the Commission on or prior to [ ● ], EDT, on [ ● ], 2022 or such other time as agreed to by the Company and the Underwriter (the “Applicable Time”).

(ii)	Registration under the Exchange Act. The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

(iii)	Listing on Nasdaq. The Shares will be approved for listing on the Nasdaq Capital Market (“Nasdaq”) by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

(b) No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) Disclosures in Registration Statement.

(i)	10b-5 Representation.

(1)	The Registration Statement and the Prospectus and any post-effective amendments thereto will in all material respects comply with the requirements of the Act and the Regulations.

(2)	The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.(c)(i)(2) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any of the Underwriter consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (collectively, the “Underwriter’s Information”).

(3)	The road show presentation and materials, when taken together as a whole with the Prospectus (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with the Underwriter’s Information.

(ii)	Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

(d) Changes After Dates in Registration Statement.

(i)	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (i) to the knowledge of the Company, there has been no events that have occurred that would have a material adverse change in the condition, financial or otherwise, or business prospects of the Company (“Material Adverse Change”); and (ii) there have been no material transactions entered into by the Company not in the ordinary course of business, other than as contemplated pursuant to this Agreement.

(ii)	Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Shares at an exercise price equal to the then fair market price of the Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(e) Independent Accountants. To the best of the Company’s knowledge, MaloneBailey, LLP, (“MaloneBailey”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

(f) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement and Prospectus fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein, subject, in the case of unaudited interim financial statements, to year-end audit adjustments. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its operating subsidiaries as listed under Section 2(u) and Exhibit 21.1 of the Registration Statement (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

(g) Authorized Capital; Options, etc. The Company had the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued capital stock of the Company or any security convertible into capital stock of the Company, or any contracts or commitments to issue or sell capital stock or any such options, warrants, rights or convertible securities.

(h) Valid Issuance of Securities, etc.

(i)	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(ii)	Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(iii)	Issuance of Securities. Upon issuance of Securities, and subject to full payment thereof by the Underwriter in accordance with the terms hereof, such Securities will be duly and validly issued, and the persons in whose names the Securities are registered will be entitled to the rights specified in the Securities, and upon the sale and delivery of these Securities, and payment therefor, pursuant to this Agreement, the purchasers will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(i) Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j) Validity and Binding Effect of This Agreement. This Agreement and the Escrow Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(k) No Conflicts The execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement and the Underwriter’s Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s articles of incorporation (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

(l) No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials. The Company is not in violation of any term or provision of its Charter, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials.

(m) Corporate Power; Licenses; Consents.

(i)	Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ii)	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Annex IV provided to the Underwriter is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become materially inaccurate and incorrect.

(o) Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Securities on Nasdaq.

(p) Good Standing. The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Nevada as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

(q) Transactions Affecting Disclosure to FINRA.

(i)	Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriter’ compensation, as determined by FINRA.

(ii)	Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of US$95,000 to the Underwriter, as provided hereunder in connection with the Offering.

(iii)	FINRA Affiliation. To the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriter, no Insider or any beneficial owner of 5% or more of the Company’s outstanding Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(r) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(s) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Underwriter’s Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(t) Lock-Up Period.

(i)	Each Insider and each beneficial owner of the Company holding five percent (5%) or more of the outstanding Shares (or securities convertible into Shares) (together with the Insiders, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Annex IV that for a period ending 12 months or 180 days after the date of the Prospectus, respectively (the “Lock-Up Period”), such persons, and parties that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with such persons (the “Affiliated Parties”), shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or capital stock of the Company, including Shares, or any securities convertible into or exercisable or exchangeable for such Securities or capital stock, without the consent of the Underwriter, with certain exceptions. The Underwriter may consent to an early release from the applicable Lock-Up Period if, in its opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of any of the Lock-Up Parties.

(ii)	The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period ending twelve months after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 2(t)(ii) shall not apply to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriter has been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase securities, capital stock or restricted stock of the Company under any stock compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of Securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registrations statement. For purposes of subclause (ii) in this paragraph, the Underwriter acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriter.

(u) Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the ownership of all of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of their respective jurisdiction of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than: Daxinghuashang Investment Group Limited, a company incorporated under the laws of the Republic of Seychelles and a wholly-owned subsidiary of the Company (“DIGLS”), Daxinghuashang Investment (Hong Kong) Limited, a company organized under the laws of Hong Kong Special Administrative Region (the “HK”) and a wholly-owned subsidiary of DIGLS (“DILHK”), Qianhai Daxinghuashang Investment (Shenzhen) Co., Ltd., a wholly foreign owned company established under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of DILHK (“DIL WFOE”), Guangdong Fugu Supply Chain Group Co., Ltd., a company incorporated in the PRC and a wholly-owned subsidiary of DIL WFOE (“FGSC”), Dongguan FVT Supply Chain Technology Co., Ltd., a company formed under the laws of the PRC and a wholly-owned subsidiary of DIL WFOE (“FSCT”), Dongguan Xixingdao Technology Co., Ltd., a company formed under the laws of the PRC with 90% of its shares owned by DIL WFOE (“XXDT”), and other indirectly wholly-owned subsidiaries of the Company displayed in the Exhibit 21.1 of the Registration Statement. Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(v) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(w) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Board of Directors” and “Committees of The Board of Directors.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

(x) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company will be, on the Effective Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

(y) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

(aa) Intellectual Property. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company and each of its Subsidiaries owns or possesses or has valid rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Disclosure Materials, and the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

(bb) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

(cc) Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

(dd) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of Nasdaq and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of Nasdaq. Except as described in the Registration Statement and the Prospectus, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) Neither the Company nor the Subsidiaries has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriter pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor the Subsidiaries has sold or issued any Shares or any securities convertible into, exercisable or exchangeable for Shares, or other equity securities, or any rights to acquire any Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(ff) PRC Representation and Warranties.

(i)	Organization.

(1)	DIL WFOE has been duly organized and is validly existing as a company under the laws of the PRC, and its business license is in full force and effect; DIL WFOE has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Filing and (B) Business License. 100% of the equity interests of DIL WFOE are indirectly wholly-owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the bylaws, the business license and other constituent documents of DIL WFOE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; DIL WFOE has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over DIL WFOE or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; and the registered capital of DIL WFOE has not been fully paid, which does not violate the articles of association and applicable PRC Laws.

(2)	DIL WFOE has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed by DIL WFOE, as applicable, and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and DIL WFOE does not own, operate, manage or has any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Subsidiaries, taken as a whole, except as described in the Prospectus.

(ii)	PRC Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors— Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders[,]” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China or Hong Kong to any Chinese or Hong Kong taxing authority in connection with (A) the issuance, sale and delivery of the Securities to or for the account of the Underwriter, and (B) the purchase from the Company and the sale and delivery of the Securities to the Underwriter.

(iii)	Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(iv)	Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(v)	Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, to the Company’s knowledge, any director, officer, or employee of the Company, any of its Subsidiaries has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vi)	No Immunity. None of the Company, its Subsidiaries, or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(vii)	Free Transferability of Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement, and Prospectus, all dividends and other distributions declared and payable on the Shares may under current Hong Kong, and PRC law and regulations be paid by the Company to the holders of Securities in United States dollars and may be converted into foreign currency that may be transferred out of Hong Kong and the PRC in accordance with, and all such payments made to holders thereof or therein who are non-residents of Hong Kong or the PRC, will not be subject to income, withholding or other taxes under, the laws and regulations of Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(viii)	Reserved.

(ix)	Compliance with SAFE Regulations. The Company has taken reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(x)	M&A and CSRC Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and SAFE on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriter:

(1)	Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Securities, the listing and trading of the Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(2)	Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

(xi)	Reserved.

(xii)	Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of Hong Kong, and the PRC and will be honored by courts in Hong Kong, and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in Hong Kong, and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.

(xiii)	Reserved.

(gg) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

3. Offering. Upon authorization of the release of the Securities by the Underwriter, the Underwriter proposes to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants, and agrees with the Underwriter that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriter’s Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter and Underwriter’s Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects within 36 hours of delivery thereof to Underwriter’s Counsel. The term “General Disclosure Package” (the “General Disclosure Package”) means, collectively, the Issuer Free Writing Prospectus (es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this offering, and the information included on Schedule A hereto.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus as defined in Rule 433 of the Regulations (the “Issuer Free Writing Prospectus”), or the initiation of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which the Shares are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act, as now in effect and may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or Underwriter’s Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriter and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriter and Underwriter’s Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to each of the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriter may reasonably request. On the Business Day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriter copies of the Prospectus in such quantities as the Underwriter may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriter in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use commercially reasonable efforts, in cooperation with the Underwriter, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a twelve (12)-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) securities of the Company which may be issued in connection with an acquisition of another entity (or the assets thereof), (ii) the issuance of securities of the Company intended to provide the Company with proceeds to acquire another entity (or the assets thereof), or (iii) the issuance of securities under the Company’s stock option plans with exercise or conversion prices at fair market value (as defined in such plans) in effect from time to time, during the three (3) months following the Closing Date, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriter, which shall not be unreasonably withheld.

(k) Following the Closing Date, any of the entities and individuals listed on Schedule B hereto, or the Lock-Up Parties, without the prior written consent of the Underwriter, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriter the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex IV.

(l) The Company will not issue press releases or engage in any other publicity without the Underwriter’s prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Underwriter, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n) The Company will use commercially reasonable efforts to effect and maintain the listing of the Shares on the NASDAQ Capital Market for at least two (2) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Shares on the NASDAQ Capital Market or other Trading Market, for a period of two (2) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual; provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) The Company will use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(p) The Company will not take, and will cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriter, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

5. Representations and Warranties of the Underwriter.

The Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule C. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” Each Underwriter represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriter or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Securities which they are offering:

(i)	the Company shall pay to the Underwriter or their respective designees an underwriting discount equal to seven percent (7%) of the aggregate gross proceeds raised in the Offering;

(ii)	the Company shall pay to the Underwriter or its designees a non-accountable expense allowance of one and half percent (1.5%) of the gross proceeds of the Offering;

(iii)	the Company shall pay to the Underwriter or its designees an accountable expense allowance of up to $145,000, including all reasonable fees and expenses of the underwriters’ outside legal counsel, not to exceed $95,000, any reasonable costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Underwriter, not to exceed $3,000 per individual, and the costs associated with bound volumes and mementos in such quantities as the Underwriter may reasonably request, of which $95,000 has already been paid to the Underwriter as an Advance expense deposit, any portion of which not actually incurred in compliance with FINRA Rule 5110 (g)(4)(A) by the Underwriter will be reimbursed to the Company; and

(iv)	the Company shall grant to the Underwriter or its designated affiliates share purchase warrants (the “Underwriter’s Warrants”) covering a number of shares equal to three and half percent (3.5%) of the total number of Firm Shares and Additional Shares, substantially in the form and content attached hereto as Annex V.

(b) The Underwriter’s Warrants will be non-exercisable for six (6) months after the date of the effective date of the Registration Statement and will expire five (5) years after the date of the effective date of the Registration Statement. The Underwriter’s Warrants will be exercisable at a price equal to one hundred and twenty-five percent (125%) of the public offering price of the underlying Shares in connection with the Offering. The Underwriter’s Warrants shall not be redeemable. The Company will register the Shares underlying the Underwriter’s Warrants under the Act and will file all necessary undertakings in connection therewith. The Underwriter’s Warrants shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one hundred and eighty (180) days immediately following the date of effectiveness, except that they may be transferred to any member participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Underwriter’s Warrants may be exercised as to all or a lesser number of the underlying Shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying Share at the Company’s expense, an additional demand registration at the Underwriter’s Warrants holder’s expense, each such demand registration for a period of five (5) years after the date of commencement of sales of the Offering and unlimited “piggyback” registration rights for a period of five (5) years after the date of commencement of sales of the Offering at the Company’s expense. The Underwriter’s Warrants shall further provide for adjustment in the number and price of such warrants (and the Share underlying such Warrants) in the event of recapitalization, merger or other structural transaction to prevent dilution.

(c) The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(d) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay the following costs and expenses incident to the Offering:

(i)	all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

(ii)	all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii)	all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering;

(iv)	all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(v)	all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi)	all reasonable travel expenses of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii)	all the road show expenses incurred by the Company;

(viii)	any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(ix)	the costs associated with book building, prospectus tracking, and compliance software and the cost of preparing certificates representing the Securities; and

(x)	the cost and charges of any transfer agent or registrar for the Securities.

(e) It is understood, however, that except as provided in this Section 6, and Sections 9, 10 and 11(d) hereof, the Underwriter will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid which as of the date hereof is $71,295 as an advance to be applied towards the accountable expenses allowance (the “Advance”), all documented out-of-pocket expenses of the Underwriter (including but not limited to reasonable fees and disbursements of Underwriter’s Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $145,000, including the Advance. To the extent that the Underwriter’s out-of-pocket expenses are less than the Advance, the Underwriter will return to the Company that portion of the Advance not offset by actual expenses.

7. Conditions of Underwriter’ Obligations. The obligations of the Underwriter to purchase and pay for the Firm Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’s Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares and each of the foregoing and following conditions must be satisfied as of each Closing.

(a) The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b) The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriter shall have received legal opinions, in form satisfactory to the Underwriter and Underwriter’s Counsel of (i) Kaufman & Canoles, P.C., U.S. securities counsel for the Company, dated as of the Closing Date and addressed to the Underwriter; and (ii) Grandall Law Firm, PRC legal counsel to the Company, dated as of the Closing Date and addressed to the Underwriter.

(d) The Underwriter shall have received legal opinions, in form satisfactory to the Underwriter of (i) an opinion and negative assurance letter of VCL Law LLP, U.S. counsel for the Underwriter; and (ii) an opinion of Jincheng Tongda & Neal (Guangzhou) Law Firm, PRC Counsel for the Underwriter.

(e) The Underwriter shall have received certificates of each of the Chief Executive Officer and Chief Financial Officer of the Company, substantially in the form attached hereto as Annex I and dated as of the Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of the Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) ) except as disclosed in the General Disclosure Package and the Prospectus, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(f) At each of the Closing Date and any Option Closing Date, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, substantially in the form attached hereto as Annex II and dated the Closing Date and Option Closing Date (if such date is other than the Closing Date), certifying: (i) that the Charter is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g) On the date of this Agreement and on the Closing Date, the Underwriter shall have received a “comfort” letter from MaloneBailey as of each such date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and Underwriter’s Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(h) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Underwriter, a certificate on behalf of the Company, dated the respective dates of delivery thereof and addressed to the Underwriter, of its Chief Financial Officer with respect to certain financial data contained in the Registration Statement and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached as Annex III.

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(j) The Underwriter shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex IV.

(k) The Company shall have entered into the Escrow Agreement with the Underwriter and the Escrow Agent, and such agreement shall be in full force and effect.

(l) The Shares are registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the NASDAQ Capital Market and satisfactory evidence of such action shall have been provided to the Underwriter. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending the Shares from trading on the NASDAQ Capital Market, nor will the Company have received any information suggesting that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing. The Firm Shares and the Additional Shares shall be DTC eligible.

(m) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or documents as they may have reasonably requested.

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each Person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement to any of them or (B) any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigations or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement to any of them, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriter’ Information.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriter), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of them or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof), in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Underwriter’ Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel. In the case of any separate firm for the Underwriter and such control persons and affiliates of any Underwriter, such firm shall be designated in writing by the Underwriter. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriter, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commission but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act). For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. As used herein, a “Person” refers to an individual or entity.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriter contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriter. The representations and warranties contained in Section 2 and the covenants and agreements contained in Sections 4, 6, 8, 9, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Section 11. For the avoidance of doubt, in the event of termination the Underwriter will receive only out-of-pocket accountable expenses actually incurred subject to the limit in Section 11(d) below, in compliance with FINRA Rules 5110(g)(5)(A), 5110(g)(5)(B)(i) and 5110(g)(5)(B)(ii).

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 4, 6, 8, 9, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110(g)(5).

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE Euronext or the NASDAQ Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing and delivered in accordance with Section 12.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses, including the costs and expenses set forth in Section 6(d) which were actually paid, shall not exceed $145,000 in the aggregate, including any advances, and any portion of the advances not offset by documented out-of-pocket expenses incurred by the Underwriter shall be returned to the Company.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriter, shall be mailed, delivered, or emailed, to:

Joseph Stone Capital, LLC

200 Old Country Road, Suite 610

Mineola, NY 11501

Attention: Cathy Cao, Managing Director

Email: ccao@josephstonecapital.com

with a copy (which shall not constitute notice) to Underwriter’s Counsel at:

VCL Law LLP

1945 Old Gallows Road, Suite 630

Vienna, VA 22182

Attention: Fang Liu, Partner

Email: fliu@vcllegal.com

(b) if sent to the Company, shall be mailed, delivered, or emailed, to the Company to:

Fortune Valley Treasures, Inc.

B1601 Oriental Impression Building 2

Liansheng Road, Humen Town

Dongguan City, Guangdong Province, People’s Republic of China 523900

Attention: Yumin Lin, CEO

Email: lym@hsjt-fg.com

with a copy (which shall not constitute notice) to its counsel, at:

Kaufman & Canoles, P.C.

1021 E. Cary Street, Suite 1400

Richmond, VA 23219

Attention: Anthony W. Bach, Esq.

 Yan (Natalie) Wang, Esq.

Email: awbasch@kaufcan.com

  ywang@kaufcan.com

13. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriter.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby submits to the exclusive jurisdiction of the Federal and state courts located in The City of New York , County of New York, and State of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, NV 89501, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

15. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto.

16. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter are acting solely as Underwriter in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriter are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriter hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriter have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which any of the major U.S. stock exchanges are not open for business.

[ Signature Page Follows ]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

Fortune Valley Treasures, Inc.

By:
Name:	Yumin Lin
Title:	Chief Executive Officer

Accepted by the Underwriter,

as of the date first written above:

Joseph Stone Capital, LLC

By:
Name:	Damian Maggio
Title:	Chief Executive Officer

[ Signature Page to Underwriting Agreement ]

SCHEDULE A

Underwriter	Closing Securities	Closing Purchase Price
Joseph Stone Capital, LLC	[ ● ]	[ ● ]

Total	[ ● ]	[ ● ]

SCHEDULE B

Lock-Up Parties

SCHEDULE C

Free Writing Prospectuses

Annex I

FORTUNE VALLEY TREASURES, INC.

OFFICER’S CERTIFICATE

[●], 2022

The undersigned, Yumin Lin, Chief Executive Officer, and Kaihong Lin, Chief Financial Officer, of Fortune Valley Treasures, Inc., a State of Nevada company (the “Company”), pursuant to Section 7(e) of the Underwriting Agreement, dated as of [●], by and between the Company and Joseph Stone Capital, LLC as the Underwriter named on Schedule A thereto (the “Underwriting Agreement”), do hereby certify, each in his capacity as an officer of the Company, and not individually and without personal liability, on behalf of the Company, as follows:

1.	Such officer has carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in his opinion, the Registration Statement and each amendment thereto, as of 9:00 a.m. EDT, [●] (the “Applicable Time”) and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.
2.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Changes or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.
3.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in Section 2 of the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.
4.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.
5.	There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included.
6.	No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of his knowledge, is contemplated by the Commission or any state or regulatory body.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[ Signature Page Follows ]

IN WITNESS WHEREOF, I have, on behalf of the Company, signed this certificate as of the date first written above.

Name: Yumin Lin
Title: Chief Executive Officer

Name: Kaihong Lin
Title: Chief Financial Officer

Annex II

FORTUNE VALLEY TREASURES, INC.

SECRETARY’S CERTIFICATE

[●], 2022

The undersigned, Yumin Lin, hereby certifies that he is a duly appointed officer of Fortune Valley Treasures, Inc., a State of Nevada company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 7(f) of the Underwriting Agreement, dated as of [●], by Joseph Stone Capital, LLC as the Underwriter listed on Schedule A thereto (the “Underwriting Agreement”), the undersigned further certifies in his capacity as Secretary of the Company and without personal liability, on behalf of the Company, the items set forth below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1.	Attached hereto as Exhibit A are true and complete copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) either at a meeting or meetings properly held or by the unanimous written consent of each member of the Company’s Board, any committee of or designated by the Company’s Board and any shareholders of the Company relating to the public offering contemplated by the Underwriting Agreement: all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board, by any committee of or designated by the Board or any shareholders of the Company relating to the public offering contemplated by the Underwriting Agreement.
2.	Attached hereto as Exhibit B is a true, correct, and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto. No action has been taken to further amend, modify, or repeal such charter documents, which remain in full force and effect in the attached form as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.
3.	Attached hereto as Exhibit C is a true, correct, and complete copy of the memorandum and articles of association of the Company and any and all amendments thereto. No action has been taken to further amend, modify, or repeal such memorandum and articles of association, which remain in full force and effect in the attached form as of the date hereof.
4.	Attached hereto as Exhibit D is a true and complete copy of a Certificate of Good Standing, dated [date], 2022, by the Nevada Secretary of State, relating to the Company;
5.	Each person listed below has been duly elected or appointed to the positions indicated opposite its name and is duly authorized to sign the Underwriting Agreement and each of the documents in connection therewith on behalf of the Company, and the signature appearing opposite such person’s name below is its genuine signature.

[ Remainder of Page Intentionally Left Blank ]

Name	Position	Signature

Yumin Lin	Chief Executive Officer

Kaihong Lin	Chief Financial Officer

This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Name: Yumin Lin
Title: Chief Executive Officer and Secretary

I, Kaihong Lin, the Chief Financial Officer of the Company, hereby certify that Yumin Lin is the duly appointed Secretary of the Company and that the signature set forth above is his true signature.

Name: Kaihong Lin
Title: Chief Financial Officer

Annex III

FORTUNE VALLEY TREASURES, INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[●], 2022

The undersigned, Kaihong Lin, hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Fortune Valley Treasures, Inc., a State of Nevada company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 7(h) of the Underwriting Agreement, dated as of [●], 2022 by Joseph Stone Capital, LLC, as the Underwriter listed on Schedule A thereto (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement, and the Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement, and the Prospectus.

4.	The Company Financial Statements present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries and their results of operations for the periods presented in the Registration Statement, and the Prospectus.

5.	I have reviewed the disclosure in the Registration Statement and the Prospectus, the financial and operating information and data identified and circled by VCL Law LLP in the Registration Statement and the Prospectus dated [●], 2022 attached hereto as Exhibit A, and to the best of my knowledge such information is correct, complete and accurate in all material respects.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Fortune Valley Treasures, Inc.

By:
Name:	Kaihong Lin
Title:	Chief Financial Officer

Annex IV

Lock-Up Agreement

[●]

Joseph Stone Capital, LLC

200 Old Country Road, Suite 610

Mineola, NY 11501

Ladies and Gentlemen:

The undersigned understands that Joseph Stone Capital, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fortune Valley Treasures, Inc., a State of Nevada company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of shares of common stock (“Shares”), par value $0.001 per share, of the Company (the “Securities”). For purposes of this letter agreement, “Shares” shall mean shares of the Company’s common stock.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending twelve (12) months or one hundred and eighty (180) days after the date of the final prospectus (the “Prospectus”) relating to the Initial Public Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of a press release by the Company. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriter, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[ SIGNATURE PAGE TO FOLLOW ]

Very truly yours,

(Signature)

Address:

[ SIGNATURE PAGE OF LOCK-UP AGREEMENT ]

Annex V